Exhibit 99.1

Media Contact:

Dana Stelsel

Corporate Communications Manager

(765) 771-5766

dana.stelsel@wabashnational.com

Investor Relations:
Jeff Taylor
Senior Vice President and Chief Financial Officer
(765) 771-5438
jeff.taylor@wabashnational.com

FOR IMMEDIATE RELEASE

Wabash National Announces Second Quarter 2014 Results;

Reports Record Quarterly Revenue and Operating Income

•	Quarterly net sales increased 18 percent compared to the prior year period to a record $486 million on strong demand in Commercial Trailer Products
•	Record quarterly operating income of $33.9 million, up 11 percent compared to the prior year quarter
•	Earnings per diluted share improved 15 percent from prior year to $0.23 per diluted share
•	Full year trailer shipment guidance increased to a range of 53,000 to 55,000 trailers, reflecting the continued strong demand and outlook in the core dry van trailer market

LAFAYETTE, Ind. – July 29, 2014 – Wabash National Corporation (NYSE: WNC), a diversified industrial manufacturer and North America’s leading producer of semi-trailers and liquid transportation systems, today reported results for the second quarter ended June 30, 2014.

Net income for the second quarter of 2014 was $16.2 million, or $0.23 per diluted share, compared to the second quarter 2013 net income of $14.1 million, or $0.20 per diluted share. Second quarter 2014 non-GAAP adjusted earnings were $16.9 million, or $0.24 per diluted share, after excluding $1.1 million of charges related to both the early extinguishment of debt incurred with the Company’s term loan prepayment of $20 million in June 2014 and the transition of three Retail branch locations to independent dealer facilities. The Company’s prior year period results included the impact of non-recurring acquisition expenses and early extinguishment of debt charges related to a $20 million term loan prepayment made in May 2013. Excluding the impact of these items, non-GAAP adjusted earnings for the quarter ended June 30, 2013 were $14.7 million, or $0.21 per diluted share.

For the second quarter of 2014, the Company’s net sales increased 18 percent to $486 million from $413 million in the prior year quarter, and operating income increased 11 percent to $33.9 million compared to $30.5 million for the second quarter of 2013. Operating EBITDA, a non-GAAP measure that excludes the effects of certain recurring and non-recurring items, was $45.7 million for the second quarter of 2014, an increase of $3.4 million compared to the prior year period. On a trailing twelve month basis, the Company generated net sales in excess of $1.7 billion and operating EBITDA of $156.8 million, or 9.0 percent of net sales. Continued improvement in operating performance is attributable to the successful execution of the Company’s growth and diversification strategy, as well as a disciplined approach to improving profitability.

The following is a summary of select operating and financial results for the past five quarters:

	Three Months Ended
(Dollars in thousands, except per share amounts)	June 30, 2013	September 30, 2013	December 31, 2013	March 31, 2014	June 30, 2014

Net Sales	$413,126	$439,977	$458,354	$358,120	$486,021

Gross Profit Margin	14.2%	14.0%	11.5%	13.0%	12.7%

Income from Operations	$30,452	$33,830	$24,053	$19,465	$33,855

Net Income	$14,135	$16,236	$10,423	$7,296	$16,239

Diluted EPS	$0.20	$0.23	$0.15	$0.10	$0.23

Non-GAAP Measures(1):

Operating EBITDA	$42,246	$44,873	$35,637	$30,618	$45,664

Operating EBITDA Margin	10.2%	10.2%	7.8%	8.5%	9.4%

Adjusted Earnings	$14,697	$16,616	$10,770	$8,337	$16,924

Adjusted Diluted EPS	$0.21	$0.24	$0.15	$0.12	$0.24

Notes:

(1)	See “Non-GAAP Measures” below for explanation of the non-GAAP results included above.

Dick Giromini, president and chief executive officer, stated, “We are again pleased with the results for the second quarter and the continued strong performance of the business, particularly in our Commercial Trailer Products segment. We continue to set new quarterly records for operating performance, as evidenced by our revenue, operating income and operating EBITDA results during the second quarter. These achievements substantiate the transformative nature of our growth and diversification initiatives.”

Mr. Giromini continued, “New trailer shipments for the second quarter were approximately 14,950, exceeding our previous guidance of 13,500 to 14,500 trailers, as customer pickups gained significant momentum. We anticipate continued strength in customer demand throughout the remainder of 2014, as total new trailer shipments for the full year are now expected to be in the range of 53,000 to 55,000 units, representing increases of approximately 13 percent to 18 percent from the prior year. Our backlog grew to a cyclical high of $842 million as of June 30, 2014, an increase of $162 million, or 24 percent, from the prior year period. Additionally, current industry forecasts support strong demand levels with projections well above replacement demand and exceeding previous year levels, setting up the potential for 2014 to exceed the record performance achieved last year.”

Second Quarter Business Segment Highlights

The table below is a summary of select segment operating and financial results prior to the elimination of intersegment sales for the second quarter of 2014 and 2013, respectively. A complete disclosure of the results by individual segment is included in the tables following this release.

(dollars in thousands)	Commercial	Diversified
	Trailer Products	Products	Retail
Three months ended June 30, 2014
New trailers shipped	13,900	850	950
Net sales	$335,653	$135,043	$51,584
Gross profit	$28,793	$25,176	$5,748
Gross profit margin	8.6%	18.6%	11.1%
Income from operations	$23,087	$12,739	$1,281
Income from operations margin	6.9%	9.4%	2.5%

2013
New trailers shipped	10,700	750	850
Net sales	$265,835	$135,467	$48,136
Gross profit	$21,123	$31,744	$5,519
Gross profit margin	7.9%	23.4%	11.5%
Income from operations	$14,555	$19,262	$1,261
Income from operations margin	5.5%	14.2%	2.6%

Commercial Trailer Products’ net sales, prior to the elimination of intersegment sales, increased $70 million, or 26.3 percent, on shipments of 13,900 trailers, or 3,200 more trailers than the prior year period. This increase in revenue was primarily due to the 29.9 percent increase in trailer shipments during the quarter, offset by an unfavorable customer and product mix, which lowered average selling prices by 2.2 percent compared to the prior year period. Driven by higher volumes and improved pricing, gross profit and gross profit margin increased $7.7 million and 70 basis points, respectively, as compared to the same period last year. Operating income increased by $8.5 million, or 58.6 percent, to $23.1 million as compared to the second quarter last year, due to increased volume, improved pricing and continued operational improvements.

Diversified Products’ net sales, prior to the elimination of intersegment sales, totaled $135 million for the second quarter of 2014, consistent with the prior year period, as the increase in tank trailer shipments was offset by delayed shipments of non-trailer truck mounted equipment and other engineered products. Gross profit and gross profit margin declined $6.6 million and 480 basis points, respectively, compared to the prior year period, primarily due to higher raw material costs related to wood flooring operations, new product start-up costs and unfavorable product mix within the Company’s Wabash Composites and Walker Group businesses. Operating income for the second quarter of 2014 was $12.7 million, or 9.4 percent of net sales, a decrease of $6.5 million as compared to the same period last year.

Retail’s net sales, prior to the elimination of intersegment sales, increased 7.2 percent to $52 million, compared to $48 million in the prior year period, due to increased shipments of new trailers and continued strong demand for parts and services. Gross profit margin declined 40 basis points compared to the prior year period to 11.1 percent as the continued strong demand across each of Retail’s product lines was offset by higher cost of services required to support our strategic growth initiatives. Operating income for the second quarter of 2014 was $1.3 million, consistent with the same period last year, as increased volumes were offset by higher selling and administrative expenses related to our strategic growth initiatives.

Non-GAAP Measures

In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), the financial information included in this release contain non-GAAP financial measures, including operating EBITDA, operating EBITDA margin, adjusted earnings and adjusted earnings per diluted share.

These non-GAAP measures should not be considered a substitute for, or superior to, financial measures and results calculated in accordance with GAAP, including net income, and reconciliations to GAAP financial statements should be carefully evaluated.

Operating EBITDA is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, and other non-operating income and expense, as well as certain charges in connection with the Company’s acquisitions of Walker Group Holdings, LLC (“Walker”) in May 2012 and certain assets of Beall Corporation (“Beall”) in February 2013. Management believes operating EBITDA provides useful information to investors regarding our results of operations. The Company provides this measure because we believe it is useful for investors to understand our performance period to period with the exclusion of the recurring and non-recurring items identified above. Management believes the presentation of operating EBITDA, when combined with the primary GAAP presentation of operating income, is beneficial to an investor’s understanding of the Company’s operating performance. A reconciliation of operating EBITDA to net income is included in the tables following this release.

Adjusted earnings and adjusted earnings per diluted share reflect adjustments for non-recurring charges related to the Company’s acquisitions of Walker and certain assets of Beall, losses incurred in connection with the Company’s extinguishment of debt, revaluation of deferred income tax assets due to changes in statutory tax rates and net losses recognized upon transitioning certain retail assets to independent dealer facilities. Management believes providing this measure and excluding these items facilitate comparisons to the Company’s prior year periods and, when combined with the primary GAAP presentation of net income and diluted net income per share, is beneficial to an investor’s understanding of the Company’s performance. A reconciliation of adjusted earnings and adjusted earnings per diluted share to net income and diluted net income per share is included in the tables following this release.

Second Quarter 2014 Conference Call

Wabash National will conduct a conference call to review and discuss its second quarter results on July 30, 2014, at 10:00 a.m. EDT.  Access to the live webcast will be available on the Company’s website at www.wabashnational.com. For those unable to participate in the live webcast, the call will be archived at www.wabashnational.com within three hours of the conclusion of the live call and will remain available through October 22, 2014. Meeting access also will be available via conference call at 888-771-4371, participant code 37674444.

About Wabash National Corporation

Headquartered in Lafayette, Indiana, Wabash National Corporation (NYSE: WNC) is a diversified industrial manufacturer and North America’s leading producer of semi trailers and liquid transportation systems. Established in 1985, the Company specializes in the design and production of dry freight vans, refrigerated vans, platform trailers, liquid tank trailers, intermodal equipment, engineered products, and composite products. Its innovative products are sold under the following brand names: Wabash National®, Transcraft®, Benson®, DuraPlate®, ArcticLite®, Walker Transport, Walker Defense Group, Walker Barrier Systems, Walker Engineered Products, Brenner® Tank, Beall®, Garsite, Progress Tank, TST®, Bulk Tank International and Extract Technology®. To learn more, visit www.wabashnational.com.

Safe Harbor Statement

This press release contains certain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements convey the Company’s current expectations or forecasts of future events. All statements contained in this press release other than statements of historical fact are forward-looking statements. These forward-looking statements include, among other things, statements regarding our outlook for trailer shipments, backlog, and the expectations regarding our growth and diversification strategies, expectations regarding trailer demand levels, and our belief that 2014 has the potential to exceed the record performances achieved in the previous year. These and the Company’s other forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Without limitation, these risks and uncertainties include the uncertain economic conditions including the possibility that demand expectations may not result in order increases for us, increased competition, reliance on certain customers and corporate partnerships, risks of customer pick-up delays, shortages and costs of raw materials, risks in implementing and sustaining improvements in our manufacturing capacity and cost containment, dependence on industry trends and timing, costs of indebtedness incurred in connection with the acquisition of Walker and the failure to achieve the benefit of the Walker acquisition and Beall asset purchase. Readers should review and consider the various disclosures made by the Company in this press release and in the Company’s reports to its stockholders and periodic reports on Forms 10-K and 10-Q.

# # #

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Net sales	$486,021	$413,126	$844,141	$737,355
Cost of sales	424,408	354,273	735,856	636,316
Gross profit	61,613	58,853	108,285	101,039

General and administrative expenses	15,461	14,974	29,933	28,649
Selling expenses	6,826	7,734	14,090	15,401
Amortization of intangibles	5,471	5,454	10,942	10,824
Acquisition expenses	-	239	-	857
Income from operations	33,855	30,452	53,320	45,308

Other income (expense):
Interest expense	(5,733)	(6,577)	(11,450)	(14,112)
Other, net	(1,048)	(333)	(1,016)	1,905
Income before income taxes	27,074	23,542	40,854	33,101
Income tax expense	10,835	9,407	17,319	13,231
Net income	$16,239	$14,135	$23,535	$19,870
Basic net income per share	$0.23	$0.20	$0.34	$0.29
Diluted net income per share	$0.23	$0.20	$0.33	$0.29

Comprehensive income
Net income	$16,239	$14,135	$23,535	$19,870
Foreign currency translation adjustment	89	(88)	250	(343)
Net comprehensive income	$16,328	$14,047	$23,785	$19,527

Basic net income per share:
Net income applicable to common stockholders	$16,239	$14,135	$23,535	$19,870
Undistributed earnings allocated to participating securities	(88)	(112)	(189)	(169)
Net income applicable to common stockholders excluding amounts
applicable to participating securities	$16,151	$14,023	$23,346	$19,701
Weighted average common shares outstanding	68,938	68,442	68,805	68,419
Basic net income per share	$0.23	$0.20	$0.34	$0.29

Diluted net income per share:
Net income applicable to common stockholders	$16,239	$14,135	$23,535	$19,870
Undistributed earnings allocated to participating securities	(88)	(112)	(189)	(169)
Net income applicable to common stockholders excluding
amounts applicable to participating securities	$16,151	$14,023	$23,346	$19,701

Weighted average common shares outstanding	68,938	68,442	68,805	68,419
Dilutive shares from assumed conversion of convertible senior notes	1,877	-	1,734	-
Dilutive stock options and restricted stock	742	416	785	425
Diluted weighted average common shares outstanding	71,557	68,858	71,324	68,844
Diluted net income per share	$0.23	$0.20	$0.33	$0.29

WABASH NATIONAL CORPORATION
SEGMENTS AND RELATED INFORMATION
(Dollars in thousands)
(Unaudited)

	Commercial	Diversified		Corporate and
	Trailer Products	Products	Retail	Eliminations	Consolidated
Three Months Ended June 30, 2014
New trailers shipped	13,900	850	950	(750)	14,950
Used trailers shipped	1,150	50	550	-	1,750

New Trailers	$322,689	$54,090	$24,311	$(16,508)	$384,582
Used Trailers	8,584	1,259	5,167	-	15,010
Components, parts and service	833	33,930	21,159	(4,084)	51,838
Equipment and other	3,547	45,764	947	(15,667)	34,591
Total net external sales	$335,653	$135,043	$51,584	$(36,259)	$486,021

Gross profit	$28,793	$25,176	$5,748	$1,896	$61,613
Income (Loss) from operations	$23,087	$12,739	$1,281	$(3,252)	$33,855

2013
New trailers shipped	10,700	750	850	(900)	11,400
Used trailers shipped	750	50	300	-	1,100

New Trailers	$254,674	$51,232	$22,864	$(21,826)	$306,944
Used Trailers	6,265	671	3,657	-	10,593
Components, parts and service	2,598	33,761	20,225	(3,682)	52,902
Equipment and other	2,298	49,803	1,390	(10,804)	42,687
Total net external sales	$265,835	$135,467	$48,136	$(36,312)	$413,126

Gross profit	$21,123	$31,744	$5,519	$467	$58,853
Income (Loss) from operations	$14,555	$19,262	$1,261	$(4,626)	$30,452

Six Months Ended June 30, 2014
New trailers shipped	23,150	1,700	1,700	(1,650)	24,900
Used trailers shipped	2,850	100	900	-	3,850

New Trailers	$536,124	$108,938	$44,582	$(36,944)	$652,700
Used Trailers	19,832	2,437	8,806	-	31,075
Components, parts and service	1,450	57,139	42,132	(7,185)	93,536
Equipment and other	5,697	86,478	1,700	(27,045)	66,830
Total net external sales	$563,103	$254,992	$97,220	$(71,174)	$844,141

Gross profit	$43,734	$50,615	$11,129	$2,807	$108,285
Income (Loss) from operations	$32,018	$25,596	$2,331	$(6,625)	$53,320

2013
New trailers shipped	18,700	1,400	1,450	(1,550)	20,000
Used trailers shipped	1,400	100	600	-	2,100

New Trailers	$443,652	$94,753	$39,807	$(35,802)	$542,410
Used Trailers	11,315	1,620	6,310	(5)	19,240
Components, parts and service	5,417	54,823	40,188	(6,239)	94,189
Equipment and other	3,526	96,287	2,674	(20,971)	81,516
Total net external sales	$463,910	$247,483	$88,979	$(63,017)	$737,355

Gross profit	$32,757	$57,672	$10,399	$211	$101,039
Income (Loss) from operations	$19,873	$32,782	$2,134	$(9,481)	$45,308

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	June 30,	December 31,
	2014	2013
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$82,332	$113,262
Accounts receivable	131,525	120,358
Inventories	256,083	184,173
Deferred income taxes	14,874	21,576
Prepaid expenses and other	7,521	9,632
Total current assets	$492,335	$449,001

Property, plant and equipment	136,771	142,082

Deferred income taxes	251	1,401

Goodwill	149,404	149,967

Intangible assets	148,364	159,181

Other assets	12,783	10,613
	$939,908	$912,245

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of long-term debt	$3,255	$3,245
Current portion of capital lease obligations	1,512	1,609
Accounts payable	128,355	112,151
Other accrued liabilities	92,373	99,358
Total current liabilities	$225,495	$216,363

Long-term debt	340,104	358,890

Capital lease obligations	6,459	6,851

Deferred income taxes	960	1,234

Other noncurrent liabilities	17,084	6,528

Commitments and contingencies

Stockholders' equity	349,806	322,379
	$939,908	$912,245

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(Unaudited)

	Six Months Ended June 30,
	2014	2013

Cash flows from operating activities
Net income	$23,535	$19,870
Adjustments to reconcile net income to net cash (used in) provided by operating activities
Depreciation	8,422	8,483
Amortization of intangibles	10,942	10,824
Loss on debt extinguishment	533	698
Deferred income taxes	16,709	13,073
Stock-based compensation	3,598	3,908
Accretion of debt discount	2,409	2,268
Changes in operating assets and liabilities
Accounts receivable	(11,167)	(27,933)
Inventories	(75,823)	(53,255)
Prepaid expenses and other	2,111	160
Accounts payable and accrued liabilities	9,078	26,592
Other, net	1,184	1,952
Net cash (used in) provided by operating activities	$(8,469)	$6,640

Cash flows from investing activities
Capital expenditures	(4,152)	(6,579)
Acquisition, net of cash acquired	-	(15,985)
Other	4,223	2,500
Net cash provided by (used in) investing activities	$71	$(20,064)

Cash flows from financing activities
Proceeds from exercise of stock options	1,655	191
Borrowings under revolving credit facilities	366	651
Payments under revolving credit facilities	(366)	(651)
Principal payments under capital lease obligations	(1,070)	(884)
Principal payments under term loan credit facility	(21,385)	(20,750)
Principal payments under industrial revenue bond	(235)	(151)
Debt issuance costs paid	-	(981)
Stock repurchase	(1,497)	(35)
Net cash used in financing activities	$(22,532)	$(22,610)

Net decrease in cash and cash equivalents	$(30,930)	$(36,034)
Cash and cash equivalents at beginning of period	113,262	81,449
Cash and cash equivalents at end of period	$82,332	$45,415

WABASH NATIONAL CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO
NON-GAAP FINANCIAL MEASURES
(Dollars in thousands, except per share amounts)
(Unaudited)

Operating EBITDA:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Net income	$16,239	$14,135	$23,535	$19,870
Income tax expense	10,835	9,407	17,319	13,231
Interest expense	5,733	6,577	11,450	14,112
Depreciation and amortization	9,851	9,531	19,364	19,307
Stock-based compensation	1,958	2,024	3,598	3,908
Acquisition expenses and related charges	-	239	-	857
Other non-operating expense (income)	1,048	333	1,016	(1,905)
Operating EBITDA	$45,664	$42,246	$76,282	$69,380

	Three Months Ended
	September 30,	December 31,	March 31,
	2013	2013	2014
Net income	$16,236	$10,423	$7,296
Income tax expense	10,737	7,126	6,484
Interest expense	6,252	5,944	5,717
Depreciation and amortization	9,400	9,629	9,513
Stock-based compensation	1,617	1,955	1,640
Acquisition expenses and related charges	26	-	-
Other non-operating expense (income)	605	560	(32)
Operating EBITDA	$44,873	$35,637	$30,618

Adjusted Earnings:

	Three Months Ended June 30,				Six Months Ended June 30,
	2014		2013		2014		2013
	$	Per Share	$	Per Share	$	Per Share	$	Per Share

Net Income	$16,239	$0.23	$14,135	$0.21	$23,535	$0.33	$19,870	$0.29

Adjustments:
Loss on debt extinguishment, net of taxes	320	-	419	0.01	307	-	419	0.01
Acquisition expenses, net of taxes	-	-	143	-	-	-	514	0.01
Revaluation of net deferred income tax assets due to changes in statutory tax rates	-	-	-	-	1,041	0.01	-	-
Loss on transitioning Retail branch locations, net of tax	365	0.01	-	-	350	-	-	-

Adjusted earnings	$16,924	$0.24	$14,697	$0.21	$25,233	$0.35	$20,803	$0.30

Weighted Average # of Diluted Shares O/S	71,557		68,858		71,324		68,844

	Three Months Ended
	September 30, 2013		December 31, 2013		March 31, 2014
	$	Per Share	$	Per Share	$	Per Share

Net Income	$16,236	$0.24	$10,423	$0.15	$7,296	$0.10

Adjustments:
Loss on debt extinguishment, net of taxes	364	0.01	347	-	-	-
Acquisition expenses, net of taxes	16	-	-	-	-	-
Revaluation of net deferred income tax assets due to changes in statutory tax rates	-	-	-	-	1,041	0.01

Adjusted earnings	$16,616	$0.24	$10,770	$0.15	$8,337	$0.12

Weighted Average # of Diluted Shares O/S	69,011		69,625		71,088